UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 23, 2020 (January 21, 2020)

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	SFST	The Nasdaq Stock Market (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, F. Justin Strickland, President of Southern First Bancshares, Inc. (the "Company") and Southern First Bank (the “Bank” and together with the Company, the “Employer”), notified the Employer that he is resigning from his roles with the Employer, effective immediately. The parties entered into a consulting agreement dated January 23, 2020 (the “Consulting Agreement”), under which the Employer will pay Mr. Strickland a monthly consulting fee of $30,000 and reimburse him for reasonable business expenses for a period of four months, unless earlier terminated by either party, to allow Mr. Strickland to assist with the management transition. The parties also entered into a waiver and release agreement, also dated January 23, 2020 (the “Release Agreement”) as contemplated by the employment agreement between the parties dated October 3, 2013, under which Mr. Strickland will receive payment of $30,000. Copies of the Consulting Agreement and Release Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

ITEM 9.01(d) Exhibits.

Exhibit No.	Exhibit
10.1	Consulting Agreement between Southern First Bancshares, Inc., Southern First Bank, and F. Justin Strickland, dated January 23, 2020.

10.2	General Waiver and Release Agreement between Southern First Bank and F. Justin Strickland, dated January 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/ Michael D. Dowling
Name:	Michael D. Dowling
Title:	Chief Financial Officer

January 23, 2020